Exhibit 99.1

Fabrinet Announces Second Quarter Fiscal 2015 Financial Results

BANGKOK, Thailand – February 2, 2015 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for the second quarter ended December 26, 2014.

Fabrinet reported total revenue of $188.4 million for the second quarter of fiscal 2015, an increase of 5.5% compared to total revenue of $178.6 million for the comparable period in fiscal 2014. GAAP net income for the second quarter of fiscal 2015 was $8.7 million, or $0.24 per diluted share, compared to GAAP net income of $14.5 million, or $0.41 per diluted share, in the second quarter of fiscal 2014. Non-GAAP net income in the second quarter of fiscal 2015 was $14.4 million, or $0.40 per diluted share, a decrease of 10.0% compared to non-GAAP net income of $16.0 million, or $0.45 per diluted share, in the same period a year ago.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “Our fiscal second quarter results demonstrate our commitment to profitably growing our business while making key investments for the future. These investments are beginning to bear fruit as we had another quarter of strong revenue growth from new customers.”

Business Outlook

Based on information available as of February 2, 2015, Fabrinet is issuing guidance for the third quarter of fiscal 2015 as follows:

Fabrinet expects third quarter revenue to be in the range of $181 million to $185 million. GAAP net income per share is expected to be in the range of $0.27 to $0.29 with expected non-GAAP net income per share of $0.33 to $0.35, based on approximately 36 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Second Quarter 2015 Financial Results Conference Call

When:	Monday, February 2, 2015

Time:	5:00 p.m. ET

Live Call:	(888) 357-3694, domestic (253) 237-1137, international Passcode: 61174290

Replay:	(855) 859-2056, domestic (404) 537-3406, international Passcode: 61174290

Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include all of the statements under the “Business Outlook” section relating to our forecasted operating results for the third quarter of fiscal 2015. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our quarterly report on Form 10-Q filed on November 5, 2014. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses, audit committee internal investigation costs, expenses related to reduction in workforce, amortization of debt issuance costs and income related to flooding. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Jennifer Predmore

215-428-1797

ir@fabrinet.com

Fabrinet

Consolidated Balance Sheets

As of December 26, 2014 and June 27, 2014

(in thousands of U.S. dollars, except share data)	December 26, 2014	June 27, 2014
Assets
Current assets
Cash and cash equivalents	$111,971	$233,477
Marketable securities	141,299	—
Trade accounts receivable, net	104,096	101,168
Inventory, net	127,804	124,570
Deferred tax assets	1,557	1,561
Prepaid expenses	1,366	1,691
Other current assets	2,356	2,010

Total current assets	490,449	464,477

Non-current assets
Property, plant and equipment, net	106,498	97,244
Intangibles, net	52	72
Deferred tax assets	1,690	1,775
Deferred debt issuance costs	2,507	989

Total non-current assets	110,747	100,080

Total assets	$601,196	$564,557

Liabilities and Shareholders’ Equity
Current liabilities
Long-term loans from bank, current portion	$6,000	$6,000
Trade accounts payable	98,651	94,853
Equipment-related payables	10,919	1,130
Income tax payable	1,410	1,024
Accrued payroll, bonus and related expenses	7,619	8,612
Accrued expenses	7,521	4,345
Other payables	4,461	4,665

Total current liabilities	136,581	120,629

Non-current liabilities
Long-term loans from bank, non-current portion	7,500	10,500
Deferred tax liability	867	1,040
Severance liabilities	4,771	4,453
Other non-current liabilities	1,446	1,099

Total non-current liabilities	14,584	17,092

Total liabilities	151,165	137,721

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 26, 2014 and June 27, 2014)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 35,371,886 shares and 35,152,772 shares issued and outstanding as of December 26, 2014 and June 27, 2014, respectively)	354	352

Additional paid-in capital	84,799	80,882
Retained earnings	365,364	345,602
Accumulated other comprehensive loss	(486)	—

Total shareholders’ equity	450,031	426,836

Total Liabilities and Shareholders’ Equity	$601,196	$564,557

Fabrinet

Consolidated Statements of Operations and Comprehensive Income

For the three and six months ended December 26, 2014 and December 27, 2013

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars, except share data)	December 26, 2014	December 27, 2013	December 26, 2014	December 27, 2013
Revenues	$188,353	$178,562	$377,678	$350,113
Cost of revenues	(167,292)	(158,032)	(336,111)	(310,938)

Gross profit	21,061	20,530	41,567	39,175
Selling, general and administrative expenses	(10,314)	(6,913)	(19,051)	(13,607)
Expenses related to reduction in workforce	(1,153)	—	(1,153)	—
Income related to flooding	—	—	—	6,597

Operating income	9,594	13,617	21,363	32,165
Interest income	324	338	698	702
Interest expense	(117)	(188)	(250)	(394)
Foreign exchange gain (loss), net	83	(788)	(23)	300
Other (expense) income	(134)	187	(31)	371

Income before income taxes	9,750	13,166	21,757	33,144
Income tax (expense) benefit	(1,024)	1,373	(1,995)	592

Net income	8,726	14,539	19,762	33,736

Other comprehensive loss, before tax:
Change in fair value of marketable securities	(493)	—	(493)	—
Less : Reclassification adjustment for net loss realized and included in net income	7	—	7	—

Total change in unrealized loss on marketable securities, before of tax	(486)	—	(486)	—
Income tax expense related to items of other comprehensive income	—	—	—	—

Total other comprehensive loss, net of tax	(486)	—	(486)	—

Net comprehensive income	$8,240	$14,539	$19,276	$33,736

Earnings per share
Basic	$0.25	$0.42	$0.56	$0.97
Diluted	$0.24	$0.41	$0.55	$0.95
Weighted average number of ordinary shares outstanding (thousands of shares)
Basic	35,349	34,882	35,289	34,778
Diluted	35,917	35,583	35,752	35,361

Fabrinet

Consolidated Statements of Cash Flows

For the six months ended December 26, 2014 and December 27, 2013

	Six Months Ended
(in thousands of U. S. dollars)	December 26, 2014	December 27, 2013
Cash flows from operating activities
Net income for the period	$19,762	$33,736
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	5,907	5,030
Amortization of intangibles	42	51
Gain on disposal of property, plant and equipment	(46)	(1)
Amortization of investment premium	298	—
Amortization of deferred debt issuance costs	228	—
Income related to flooding	—	(6,597)
Proceeds from insurers for inventory losses related to flooding	—	6,597
Reversal of allowance for doubtful accounts	(3)	(53)
Unrealized (gain) loss on exchange rate and fair value of derivative
and available-for-sale securities	(109)	681
Share-based compensation	3,797	3,060
Deferred income tax	(84)	188
Other non-cash expenses	665	232
Reversal of uncertain tax positions	—	(1,538)
Inventory obsolescence	317	104
Changes in operating assets and liabilities
Trade accounts receivable	(2,925)	(3,244)
Inventory	(3,551)	(7,856)
Other current assets and non-current assets	(21)	171
Trade accounts payable	3,798	10,886
Income tax payable	386	232
Other current liabilities and non-current liabilities	2,140	1,099
Liabilities to third parties due to flood losses	—	(5,974)

Net cash provided by operating activities	30,601	36,804

Cash flows from investing activities
Purchase of available-for-sale securities	(143,684)	—
Proceeds from maturities of available-for-sale securities	543	—
Proceeds from sales of available-for-sale securities	1,056	—
Purchase of property, plant and equipment	(5,372)	(4,198)
Purchase of Intangibles	(22)	—
Proceeds from disposal of property, plant and equipment	46	1

Net cash used in investing activities	(147,433)	(4,197)

Cash flows from financing activities
Payment of debt issuance costs	(1,746)	—
Repayment of long-term loans from bank	(3,000)	(4,834)
Proceeds from issuance of ordinary shares under employee share option plans	415	3,531
Withholding tax related to net share settlement of restricted share units	(293)	(162)

Net cash used in financing activities	(4,624)	(1,465)

Net (decrease) increase in cash and cash equivalents	$(121,456)	$31,142

Fabrinet

Consolidated Statements of Cash Flows

For the six months ended December 26, 2014 and December 27, 2013

	Six Months Ended
(in thousands of U.S. dollars)	December 26, 2014	December 27, 2013

Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	$233,477	$149,716
(Decrease) increase in cash and cash equivalents	(121,456)	31,142
Effect of exchange rate on cash and cash equivalents	(50)	(800)

Cash and cash equivalents at end of period	$111,971	$180,058

Non-cash investing and financing activities
Equipment-related payables	10,919	2,825

Fabrinet

Reconciliation of GAAP measures to non-GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	December 26, 2014	December 26, 2014	December 27, 2013	December 27, 2013	December 26, 2014	December 26, 2014	December 27, 2013	December 27, 2013

	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	8,726	0.24	14,539	0.41	19,762	0.55	33,736	0.95
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	360	0.01	291	0.01	728	0.02	598	0.02

Total related to gross profit	360	0.01	291	0.01	728	0.02	598	0.02

Related to selling, general and administrative expenses:
Share-based compensation expenses	1,570	0.04	1,206	0.03	3,069	0.09	2,462	0.07
Investigation costs	2,500	0.07	—	—	4,100	0.11	—	—

Total related to selling, general and administrative expenses	4,070	0.11	1,206	0.03	7,169	0.20	2,462	0.07

Related to other incomes and other expenses:
Income related to flooding	—	—	—	—	—	—	(6,597)	(0.19)
Expenses related to reduction in workforce	1,153	0.03	—	—	1,153	0.03	—	—
Amortization of debt issuance costs	228	0.01	—	—	228	0.01	—	—

Total related to other incomes and other expenses	1,381	0.04	—	—	1,381	0.04	(6,597)	(0.19)

Related to income tax expense
Income tax expense	(187)	(0.01)	—	—	(187)	(0.01)	—	—

Total related to income tax expense	(187)	(0.01)	—	—	(187)	(0.01)	—	—

Total related to net income & EPS	5,624	0.16	1,497	0.04	9,091	0.25	(3,537)	(0.10)

Non-GAAP measures	14,350	0.40	16,036	0.45	28,853	0.81	30,199	0.85

Shares used in computing diluted net income per share
GAAP diluted shares		35,917		35,583		35,752		35,361
Non-GAAP diluted shares		35,917		35,583		35,752		35,361